Exhibit 99.1

Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. ELECTS NOT TO PARTICIPATE IN
TARP CAPITAL PURCHASE PROGRAM

DEFIANCE, Ohio, November 12, 2008 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, announced that the Company has elected not to apply or participate in the U.S. Treasury Department’s recently announced Troubled Asset Relief Program (“TARP”) Capital Purchase Program instituted under the Emergency Economic Stabilization Act of 2008. Under the TARP Capital Purchase Program, the U.S. Treasury will purchase up to $250 billion of senior preferred shares on standardized terms from qualifying financial institutions.

Rurban’s President and CEO, Kenneth A. Joyce, said, “After a careful review of Rurban’s strategic plan, its capital position, and the constraints and uncertainties of the U.S Treasury’s Capital Purchase Program, the Board of Directors has elected not to apply or participate in the program.”

Rurban’s financial performance has been well-above the banking norm and its capital position is strong with Stockholders’ Equity totaling $60.1 million on September 30, 2008, an increase of $1.61 million, or 2.76 percent, from 12 months ago. All capital ratios exceeded the regulatory minimums for a well-capitalized institution at period-end with Tier I Leverage Ratio at 10.8%, while the Total Risk Based Capital Ratio was 16.5%. Asset quality also remains strong and improving.

Joyce further stated, “Financial institutions that participate in the Capital Purchase Program will be restricted in their ability to increase common share dividends or repurchase common shares. We do not believe it is advisable to restrict our dividend growth or capital management. For example, we believe that a stock buyback program brings substantial shareholder benefit in the current economic times. Our strategic plan is sound and will continue to benefit our shareholders over the next few years; and our view is that some of the restrictions within the announced provisions of the Capital Purchase Program appear to limit our options. In our view, there also remain too many unknowns within the program for us to prudently enter the program.”

Joyce concluded, “This program makes perfect sense for many organizations, but we do not believe it makes sense for Rurban. We believe we are well-positioned for the future without the need for U.S. Treasury capital under the Capital Purchase Program.”

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and Rurbanc Data Services, Inc. (RDSI), including DCM. The State Bank and Trust Company offers financial services through its 17 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin. Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,900,076 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.
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